ARTICLES OF INCORPORATION

                                       OF

                       DAC TECHNOLOGIES OF AMERICA, INC.


         The undersigned subscriber to these Articles of Incorporation, a natural person competent to make contracts, does hereby form a corporation under the laws of the State of Florida.

                                    ARTICLE I
                                    ---------

         The name of this Corporation is DAC TECHNOLOGIES OF AMERICA, INC.

                                   ARTICLE II
                                   ----------

         This Corporation is formed for the purpose of engaging in any lawful activity or business permitted under the laws of the United States of America, the State of Florida, or any other state or country, more specifically to engage in the business of manufacturing and marketing plastic products.

                                   ARTICLE III
                                   -----------

         The aggregate number of shares which this Corporation shall have the authority to issue shall be 5,000,000 shares of $.01 par value. The consideration to be paid for each share shall be fixed by this Corporation..

                                   ARTICLE IV
                                   ----------

         The amount of capital with which this Corporation will begin business is Ten Thousand Dollars ($10,000).

                                    ARTICLE V
                                    ---------

         This Corporation is to exist perpetually.

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                                   ARTICLE VI
                                   ----------

         No officers, directors or shareholders shall be personally liable for any debts of this Corporation.

                                   ARTICLE VII
                                   -----------

         The street address of the initial principal office is: 5100 N. FEDERAL HIGHWAY, SUITE 409, FT. LAUDERDALE, FL 33308 and the name of its initial registered agent is LARRY LEGEL.

                                  ARTICLE VIII
                                  ------------

         The number of directors constituting the initial Board of Directors of this Corporation is one (1). The name and street address of the initial director of this Corporation is:

         (1)     LARRY LEGEL        5100 N. Federal Hwy., Suite 409
                                    Ft. Lauderdale, Fl 33308

         The initial director may serve from time to time and may, by resolution, fix the number constituting the Board of Directors and may also name persons to fill vacancies on the Board of Directors created by an increase in the number of directors which occurs between annual meetings. The number of directors of this Corporation shall be not less than one (1).

                                   ARTICLE IX
                                   ----------

         The name and street address of the subscriber to these Articles of Incorporation, together with the number of shares of stock and value of consideration therefore are as follows:


                                         SHARES            CONTRIBUTION

(1)      LARRY LEGEL, TRUSTEE             1000                 1000
         5100 N. FEDERAL HIGHWAY
         SUITE 409
         FT. LAUDERDALE, FL 33308


                                    ARTICLE X
                                    ---------

         The date when corporate existence shall commence shall be upon the filing of these Articles of Incorporation by the Department of State, State of Florida.

                                   ARTICLE XI
                                   ----------

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         This Corporation, and the parties hereto, shall take whatever action necessary to cause the shares of this Corporation to qualify as "Section 1244 Stock", as such term is used and defined in the Internal Revenue Code of 1986 and the Regulations issued thereunder.

                                   ARTICLE XII
                                   -----------

         Anything to the contrary contained in these Articles of Incorporation notwithstanding, if the shareholders of this Corporation shall so elect, they may exercise all powers and conduct the business and affairs of this Corporation in lieu of the Board of Directors.

                                  ARTICLE XIII
                                  ------------

         The directors of this Corporation need not be residents of the State of Florida, unless otherwise provided in the Articles or Bylaws of the Corporation.

         The shareholders of this Corporation shall have exclusive authority to fix the compensation of the directors of this Corporation, unless otherwise provided in the Articles or Bylaws.

                                   ARTICLE XIV
                                   -----------

         These Articles of Incorporation may be amended in the manner provided in the Bylaws and may be amended at any regular or special shareholders meeting called for such purpose upon a majority affirmative vote of all the shareholders entitled to vote thereon.

         IN WITNESS WHEREOF, the undersigned does hereby affix his hand the purpose of forming this Corporation this 30th day of June, 1998.


                                        /s/ Larry Legel
                                        ------------------------



STATE OF FLORIDA
COUNTY OF BROWARD

         BEFORE ME, a notary public authorized to take acknowledgments in the State and County set forth above, personally appeared LARRY LEGEL , personally known to me and known by me to be the person who executed the foregoing Articles of Incorporation, and he acknowledged before me that he executed those Articles of Incorporation, and he proved his identity by driver's license.

         IN WITNESS WHEREOF, I have hereto set my hand and affixed my official seal, in the State and County aforesaid, this 30th day of June, 1998.


                                       /s/   Mary Nicolle
                                       ------------------
                                             NOTARY PUBLIC
                                             State of Florida at Large


My Commission Expires:       MARY NICOLLE
                             MY COMMISSION # CC 708735
                             EXPIRES: April 9, 2002
                             1-800-3-NOTARY Fla. Notary Service & Bonding Co.

              CERTIFICATE DESIGNATING PLACE OF BUSINESS OF DOMICLE
                    FOR THE SERVICE OF PROCESS WITHIN FLORIDA
                  NAMING AGENT UPON WHOM PROCESS MAY BE SERVED


         In compliance with Section 48.091, Florida Statutes, the following is submitted: First - That DAC TECHNOLOGIES OF AMERICA, INC. desiring to organize or qualify under the laws of the State of Florida with its principal place of business at Ft. Lauderdale, State of Florida, has named Larry Legel, located at:

                           5100 N. Federal Highway, Suite 409
                                Ft. Lauderdale, FL 33308

as its agent to accept service of process within Florida.


                              Signature     /s/ Larry Legel, Trustee
                                        --------------------------------------
                              Title         TRUSTEE

                              Date          /s/ 6/30/98
                                        --------------------------------------

         Having been named to accept service of process for the above stated corporation, at the place designated in this certificate, I hereby agree to act in this capacity, and I further agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties.

                              Signature     /s/ Larry Legel
                                        --------------------------------------
                                            LL, Registered Agent

                              Date          /s/ 6/30/98
                                        --------------------------------------